UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2016

SunEdison Semiconductor Limited

(Exact Name of Registrant as Specified in its Charter)

Singapore	001-36460	N/A
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11 Lorong 3 Toa Payoh Singapore		319579
(Address of principal executive offices)		(Zip Code)

(65) 6681-9300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement.

Implementation Agreement

On August 17, 2016, SunEdison Semiconductor Limited, a corporation organized under the laws of Singapore (the “Company”), entered into an Implementation Agreement (the “Implementation Agreement”) with GlobalWafers Co., Ltd. (“Globe”) and GWafers Singapore Pte. Ltd. (“Acquiror”), that provides for the acquisition by the Acquiror of all issued and outstanding ordinary shares of the Company (other than those held by Globe, Acquiror or their respective subsidiaries) (the “Transaction”) for US$12.00 per share in cash (the “Transaction Price”). The Transaction will be structured as a Scheme of Arrangement under Singapore law (the “Scheme”), and is subject to the terms and conditions contained in the Implementation Agreement, including approval of the Company’s shareholders. Globe has the right, however, subject to the prior written consent of the Company and required clearance from the Securities Industry Council of Singapore (the “SIC”), to elect to effect the Transaction by way of a tender offer pursuant to the terms and conditions set forth in the Implementation Agreement.

The Implementation Agreement provides for cash payments in respect of equity securities in the form of options and restricted stock units (“RSUs”) which were previously granted by the Company to its employees and directors under the Company’s equity incentive plans. At the effective time of the Transaction, (i) each unexercised and outstanding option to acquire Company ordinary shares will be deemed fully vested and be converted into the right to receive cash equal to the excess, if any, of the Transaction Price per share over the exercise price per share for each such option, and (ii) each issued and outstanding RSU will vest and be converted into the right to receive cash equal to the Transaction price per ordinary share covered by such RSUs, in each case with such amounts to be paid less any required withholding taxes. Performance-vesting RSUs will be deemed to vest at 100% of target level.

The Company and Globe have each made customary representations, warranties and covenants to each other in the Implementation Agreement. These include covenants by the Company (i) to use commercially reasonable efforts to conduct its business in the ordinary course during the period between the execution of the Implementation Agreement and the consummation of the Transaction and (ii) to file the Scheme of Arrangement with the High Court of the Republic of Singapore (the “Court”) and a proxy statement with the Securities and Exchange Commission (“SEC”), and (iii) to convene a meeting of its shareholders to consider and vote upon the Scheme of Arrangement.

In addition, the Company is subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative acquisition proposals, subject to a “fiduciary duty” exception in certain circumstances prior to approval of the Scheme by the Company’s shareholders.

Globe has agreed to use its reasonable best efforts to obtain acquisition financing pursuant to debt commitment letters entered into by Globe in connection with the Transaction prior to the execution of the Implementation Agreement, and the Company has agreed to reasonably cooperate with Globe to obtain such financing. The debt commitment letters provide that the proceeds are to be used to fund payment of the Transaction Price to consummate the Transaction and to fund payment of the Company’s primary credit facility (see below).

The completion of the Transaction is subject to various customary conditions, including (i) obtaining the approval of the Company’s shareholders, (ii) the approval of the Scheme of Arrangement by the Court, (iii) the absence of any applicable legal requirements prohibiting the Transaction, (iv) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain other antitrust and regulatory approvals (including clearance or approval of the Transaction by the Committee on Foreign Investment in the U.S. (known as CFIUS)), (v) subject to certain exceptions, the accuracy of the representations and warranties of each party, and (vi) the performance in all material respects by each party of its obligations under the Implementation Agreement. Globe’s ability to obtain the acquisition financing is not a condition to the completion of the transaction.

Each of the Company and Globe has certain termination rights pursuant to Implementation Agreement. If the Implementation Agreement is terminated under certain circumstances specified in the Implementation Agreement, including if the Company’s board of directors determines to change its recommendation with respect to the Transaction, or terminate the Agreement in order to enter into an agreement for a superior offer, the Company may be required to pay Globe a termination fee equal to approximately US$19.2 million. If the Implementation Agreement is terminated under certain circumstances specified in the Implementation Agreement, including the failure of Globe to obtain necessary financing in connection with the Transaction or the failure to obtain CFIUS, antitrust or other specified regulatory approvals, the Company may be entitled to a reverse termination fee of US$40 million. Globe has deposited US$40 million with Mega International Commercial Bank Co., Ltd., as escrow agent and account bank, to fund the reverse termination fee to the Company if it becomes payable under the terms of the Implementation Agreement.

The foregoing description of the Implementation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Implementation Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

There are representations and warranties in the Implementation Agreement that were made by the parties to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Implementation Agreement and may be subject to important qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Implementation Agreement. In addition, certain representations and warranties may not be accurate or complete as of any specified date because they were subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purposes of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise, and all investors should read the Implementation Agreement, together with the other information concerning the Company and Globe the Company publicly files in reports and statements with the SEC.

Limited Consent to Credit Agreement

In connection with the Company’s entry into the Implementation Agreement, on August 17, 2016 the Company entered into a Limited Consent to Credit Agreement (the “Consent”) with SunEdison Semiconductor B.V., the Company’s subsidiary guarantors party thereto and lenders party thereto. The Consent pertains to the Company’s Credit Agreement (“Credit Agreement”), dated as of May 27, 2014, by and among the Company, SunEdison Semiconductor B.V., the lenders party thereto, Goldman Sachs Bank USA, as Administrative Agent, Sole Lead Arranger and Sole Syndication Agent, and Goldman Sachs Bank USA and Macquarie Capital (USA) Inc., as joint bookrunners, and, subject to the conditions contained therein, provides that the Company’s entry into the Implementation Agreement will not constitute violations of certain negative covenants under the Credit Agreement. The Consent does not permit the closing of the Transaction prior to payment of all then outstanding indebtedness under the Credit Agreement.

Item 8.01	Other Events.

On August 17, 2016, the Company and Globe issued a joint press release announcing the execution of the Implementation Agreement. The press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

2.1	Implementation Agreement, dated as of August 17, 2016, by and among SunEdison Semiconductor Limited, GlobalWafers Co., Ltd., and GWafers Singapore Pte. Ltd. (Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.)

10.1	Limited Consent to Credit Agreement, dated as of August 17, 2016, by and among SunEdison Semiconductor Limited, SunEdison Semiconductor B.V., the SunEdison Semiconductor Limited’s subsidiary guarantors party thereto and lenders party thereto

99.1	Joint press release dated August 17, 2016

Additional Information and Where You Can Find It

In connection with the proposed transaction, the Company will file a proxy statement with the U.S. Securities and Exchange Commission (“SEC”). The proxy statement will be mailed to the shareholders of the Company. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement (when it becomes available), and any other documents filed by the Company or Globe with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. Shareholders are urged to read the proxy statement and the other relevant materials when they become available before making any decision with respect to the proposed transaction.

Certain Information Concerning Participants

Each of Globe, the Company and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in favor of the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s ordinary shares is set forth in the Company’s proxy statement for its 2016 Annual General Meeting of Shareholders and its most recent annual report on Form 10-K. Globe currently owns approximately 4.9% of the outstanding ordinary shares of SunEdison Semiconductor. Information about Globe and its directors and executive officers may be found in the Schedule 14A filed by Globe with the SEC on August 18, 2016. Additional information regarding the direct or indirect interests of participants in the solicitation of proxies in connection with the contemplated transactions, by security holdings or otherwise, will be included in the proxy statement and other materials to be filed with the SEC in connection with the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNEDISON SEMICONDUCTOR LIMITED

Date: August 17, 2016	By:	/s/ Jeffrey L. Hall
Name: Jeffrey L. Hall Title: Executive Vice President Finance and Administration, Chief Financial Officer

Exhibits

Exhibit No.	Description

2.1	Implementation Agreement, dated as of August 17, 2016, by and among SunEdison Semiconductor Limited, GlobalWafers Co., Ltd., and GWafers Singapore Pte. Ltd. (Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.)

10.1	Limited Consent to Credit Agreement, dated as of August 17, 2016, by and among SunEdison Semiconductor Limited, SunEdison Semiconductor B.V., the SunEdison Semiconductor Limited’s subsidiary guarantors party thereto and lenders party thereto

99.1	Joint press release dated August 17, 2016

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